Exhibit 99.1

PRESS RELEASE

For release:	November 7, 2018

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports Third Quarter 2018 Financial Results

George Town, Cayman Islands (November 7, 2018) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the nine months ended September 30, 2018 of $16.6 million or $1.16 per share, an increase of $3.2 million or 23.6% compared to the same period of 2017. Adjusted operating income, which excludes after-tax realized gains and expenses related to the restructuring of debt, was $22.4 million or $1.56 per share. The combined ratio was 98.3%, a 4.4 point improvement over the same period in 2017, and investment income was $34.1 million, an increase of 23.5% compared to the same period in 2017. For the first nine months of 2018, gross written premiums excluding discontinued lines increased 10.5% compared to the same period in 2017. Book value per share decreased by 2.4% to $49.38 at September 30, 2018 compared to December 31, 2017 mainly due to a change in the market value of investment grade, relatively short duration fixed income securities, primarily U.S.Treasury, U.S. government agency, U.S. municipal, and ‘Fortune 50’ U.S. corporate obligations. During the first nine months of 2018, the Company declared and paid dividends of $0.75 per share to shareholders.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Nine Months Ended September 30,
	2018	2017
Gross Premiums Written	$418.7	$393.7
Net Premiums Written	$360.6	$344.3
Net income	$16.6	$13.4
Net income per share	$1.16	$0.76

Adjusted operating income	$22.4	$14.0
Adjusted operating income per share	$1.56	$0.79

Combined ratio analysis:
Loss ratio	57.1%	61.6%
Expense ratio	41.2%	41.1%

Combined ratio	98.3%	102.7%

	As of September 30,	As of December 31,
	2018	2017
Book value per share	$49.38	$50.57
Shareholders’ equity	$702.3	$718.4
Cash and invested assets (1)	$1,532.2	$1,535.4

(1)	Including receivable/(payable) for securities sold/(purchased)

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Nine Months Ended September 30, 2018 and 2017

The combined ratio decreased to 98.3% (Loss Ratio 57.1% and Expense Ratio 41.2%) for the nine months ended September 30, 2018 compared to 102.7% (Loss Ratio 61.6% and Expense Ratio 41.1%) for the nine months ended September 30, 2017.

•

The current accident year property loss ratio improved by 8.2 points to 67.0% in 2018 from 75.2% in 2017 primarily due to lower catastrophe losses in both the U.S. Insurance Operations and Reinsurance Operations.

•	The current accident year casualty loss ratio improved by 4.1 points to 60.7% in 2018 from 64.8% in 2017 primarily due to lower reported claims frequency and severity within Personal Lines.

Calendar year results for the nine months ended September 30, 2018 include $27.5 million in favorable development, which was driven by lower than expected claims severity experienced across multiple prior accident years within Commercial Lines and Personal Lines as well as a reduction related to the Company’s property treaties for multiple prior accident years within the Reinsurance Operations.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
	2018	2017	2018	2017
Commercial Lines Operations	$186,906	$155,555	$165,806	$136,868
Personal Lines Operations	192,771	191,857	154,145	161,142
Reinsurance Operations	39,965	45,372	39,959	45,344
Runoff	887	1,100	647	994
Business Fronted for Assurant	(1,859)	(185)	—	—

Total	$418,670	$393,699	$360,557	$344,348

Commercial Lines Operations: Gross premiums written and net premiums written increased 20.2% and 21.1%, respectively, for the nine months ended September 30, 2018 as compared to the same period in 2017. This increase is driven by rate increases, some new programs and increased interactions with agents.

Personal Lines Operations: Gross premiums written increased by 0.5% and net premiums written decreased by 4.3% for the nine months ended September 30, 2018 as compared to the same period in 2017. The decrease in net premiums written was primarily due to additional premiums being ceded that became effective on April 15, 2017.

Reinsurance Operations: Gross premiums written and net premiums written both decreased 11.9% for the nine months ended September 30, 2018, as compared to the same period in 2017, mainly due to the non-renewal of a treaty partially offset by growth in other treaties.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Gross premiums written	$135,606	$126,054	$418,670	$393,699

Net premiums written	$116,233	$109,045	$360,557	$344,348

Net premiums earned	$120,528	$108,619	$342,447	$328,818
Net investment income	11,750	10,134	34,108	27,618
Net realized investment gains (losses)	5,319	(963)	7,833	(850)
Other income	411	2,294	1,289	5,444

Total revenues	138,008	120,084	385,677	361,030

Net losses and loss adjustment expenses	80,493	82,395	195,426	202,656
Acquisition costs and other underwriting expenses	48,680	45,002	141,196	135,010
Corporate and other operating expenses (1)	3,475	4,630	23,653	11,045
Interest expense	4,924	4,836	14,725	12,065

Income (loss) before income taxes	436	(16,779)	10,677	254
Income tax benefit	(3,292)	(7,855)	(5,944)	(13,193)

Net income (loss)	$3,728	$(8,924)	$16,621	$13,447

Weighted average shares outstanding – basic	14,100	17,343	14,083	17,332

Weighted average shares outstanding – diluted	14,347	17,343	14,321	17,685

Net income (loss) per share – basic	$0.26	$(0.51)	$1.18	$0.78

Net income (loss) per share – diluted (2)	$0.26	$(0.51)	$1.16	$0.76

Combined ratio analysis: (3)
Loss ratio	66.8	75.9	57.1	61.6
Expense ratio	40.4	41.4	41.2	41.1

Combined ratio	107.2	117.3	98.3	102.7

(1)	Corporate and other operating expenses include $13.3 million of expenses related to the restructuring of debt for the nine months ending September 30, 2018.
(2)	For the quarter ended September 30, 2017, diluted loss per share is the same as basic loss per share since there was a net loss for the period.
(3)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2018	December 31, 2017
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2018 – $1,299,656 and 2017 – $1,243,144)	$1,273,681	$1,241,437
Equity securities:
At fair value (cost: 2018 – $137,554 and 2017 – $124,915)	137,554	140,229
Other invested assets	85,268	77,820

Total investments	1,496,503	1,459,486
Cash and cash equivalents	40,646	74,414
Premiums receivable, net	84,641	84,386
Reinsurance receivables, net	96,534	105,060
Funds held by ceding insurers	50,805	45,300
Federal income taxes receivable	10,758	10,332
Receivable for securities sold	—	1,543
Deferred federal income taxes	35,675	26,196
Deferred acquisition costs	64,538	61,647
Intangible assets	22,152	22,549
Goodwill	6,521	6,521
Prepaid reinsurance premiums	22,976	28,851
Other assets	26,297	75,384

Total assets	$1,958,046	$2,001,669

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$608,607	$634,664
Unearned premiums	297,630	285,397
Ceded balances payable	16,612	10,851
Payables for securities purchased	4,942	—
Contingent commissions	8,076	7,984
Debt	282,086	294,713
Other liabilities	37,767	49,666

Total liabilities	1,255,720	1,283,275

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,164,291 and 10,102,927 respectively; A ordinary shares outstanding: 10,089,507 and 10,073,376, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital	437,124	434,730
Accumulated other comprehensive income, net of taxes	(23,829)	8,983
Retained earnings	292,001	275,838
A ordinary shares in treasury, at cost: 74,784 and 29,551 shares, respectively	(2,972)	(1,159)

Total shareholders’ equity	702,326	718,394

Total liabilities and shareholders’ equity	$1,958,046	$2,001,669

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2018	December 31, 2017
Fixed maturities	$1,273.7	$1,241.4
Cash and cash equivalents	40.6	74.4

Total bonds and cash and cash equivalents	1,314.3	1,315.8
Equities and other invested assets	222.8	218.1

Total cash and invested assets, gross	1,537.1	1,533.9
Receivable (payable) for securities sold/(purchased)	(4.9)	1.5

Total cash and invested assets, net	$1,532.2	$1,535.4

(Unaudited) Nine Months Ended September 30, 2018 (a)
Net investment income	$34.1

Net realized investment gains	7.8
Net change in unrealized investment losses	(25.8)

Net realized and unrealized investment returns	(18.0)

Total investment return	$16.1

Average total cash and invested assets	$1,533.8

Total investment return % annualized	1.4%

(a)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY LIMITED

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted operating income (loss), net of tax	$ (417)	$ (8,246)	$ 22,408	$ 13,969
Adjustments:
Net realized investment gains (losses)	4,145	(678)	6,096	(522)
Expenses related to the restructuring of debt	—	—	(11,883)	—

Net income (loss)	$ 3,728	$ (8,924)	$ 16,621	$ 13,447

Weighted average shares outstanding – basic	14,100	17,343	14,083	17,332

Weighted average shares outstanding – diluted	14,347	17,343	14,321	17,685

Adjusted operating income (loss) per share – basic	$ (0.03)	$ (0.48)	$ 1.59	$ 0.81

Adjusted operating income (loss) per share – diluted (1)	$ (0.03)	$ (0.48)	$ 1.56	$ 0.79

Note Regarding Adjusted Operating Income (Loss)

Adjusted operating income (loss), a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gain or losses and other unique charges not related to operations. Adjusted operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

(1)	For the quarter ended September 30, 2017, diluted loss per share is the same as basic loss per share since there was a net loss for the period.